Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-179811, 333-182362, 333-183923, 333-189793, 333-197439, 333-205227 and 333-212401) of Bazaarvoice, Inc. of our report dated June 16, 2017 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Austin, Texas
June 16, 2017